CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-63100, No. 333-102047, and No. 333-160384 of Rockwell Collins, Inc. on Form S-8 of our report dated June 25, 2010, relating to the financial statements and supplemental schedule of the Rockwell Collins Retirement Savings Plan, appearing in this Annual Report on Form 11-K Rockwell Collins Retirement Savings Plan for the year ended December 31, 2009.

Minneapolis, Minnesota
June 25, 2010